UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26081 Avenue Hall
Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 295-5600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

Compensation Committee Approvals

On March 24, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of 3D Systems Corporation (the “Company”) met and approved:

•       bonuses for the Company’s executive officers earned under a bonus program that was approved by the Committee early in 2005 and previously described in the Company’s Current Report on Form 8-K filed March 2, 2005. That program applies to all executive officers (the “2005 bonus program”);

•       restricted stock grants in lieu of cash bonuses for 2005 for certain executive officers, as described below;

•       salary adjustments for certain executive officers;

•       the targeted financial measures and individual management objectives to be used in determining bonuses for a 2006 bonus program for all executive officers (the “2006 bonus program”); and

•       certain other compensation matters.

The purpose of the Company’s executive compensation program is to provide appropriate incentives toward achieving the Company’s annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit the Company and its stockholders, to create an identity of interests between the Company’s executives and its stockholders and to attract, retain and motivate key executives. The Committee conducts an annual compensation review during the first quarter of each year for the purpose of determining any bonuses to be paid for the preceding year and of making salary adjustments and setting bonus objectives for the current year. Bonuses are determined primarily based upon the attainment of corporate and individual performance objectives for the year in question.

2005 Bonus Program

Under the 2005 bonus program, Mr. Reichental, the Chief Executive Officer, had a 2005 target bonus equal to 100% of his base salary, subject to a maximum potential bonus equal to 150% of his base salary. At the March 24, 2006 meeting, the Committee granted Mr. Reichental a $360,000 cash bonus under the 2005 bonus program. Mr. Reichental’s bonus was based upon the Committee’s evaluation of the degree of attainment of Mr. Reichental’s and the Company’s performance objectives for 2005.

The other executive officers also had pre-determined 2005 target bonuses that had been approved by the Committee. In the case of the other named executive officers, Fred R. Jones, Vice President and Chief Financial Officer, had a 2005 target bonus equal to 50% of his base salary, subject to a maximum potential bonus equal to 100% of his base salary, Charles W. Hull, Executive Vice President and Chief Technology Officer, and Kevin McAlea, a Vice President, had 2005 target bonuses in the range of 28% of their respective base annual salaries, and Robert M. Grace Jr., Vice President, General Counsel and Secretary, had a 2005 target bonus of 50% of his base salary.

At the March 24, 2006 meeting, the Committee awarded cash bonuses to Messrs. Jones, Hull and McAlea of $81,747, $42,615 and $46,774, respectively. The bonus amounts were based upon an evaluation of the degree of attainment of such individual’s and the Company’s performance objectives for 2005. In lieu of the cash bonus he earned under the 2005 bonus program, the Committee granted to Mr. Grace a 4,300 share restricted stock award under the Company’s 2004 Incentive Stock Plan. Based on the closing price of the Company’s Common Stock on the grant date, the shares covered by that award had a fair market value of $89,053 after deducting the purchase price for the shares covered by the award.

As an alternative to the cash bonuses earned under the 2005 bonus program, at the March 24, 2006 meeting, the Committee granted to Messrs. Jones and McAlea restricted stock awards under the 2004 Incentive Stock Plan covering up to 4,500 and 2,600 shares of restricted stock, respectively. Restricted stock grants also were awarded to the remaining executive officers of the Company, other than Messrs. Reichental and Hull, as an alternative to the respective cash bonuses earned by such offices under the 2005 bonus program.

Each of the recipients of these restricted stock awards has the right until May 23, 2006 to accept such awards by paying a purchase price of $1.00 per share. Such shares will be subject to three-year vesting and forfeiture if employment is terminated during the vesting period, other than as a result of death or disability.  If Messrs. Jones, McAlea and the remaining executive officers (taken as a group) decide to accept such restricted stock awards in lieu of 100% of their cash bonuses, based on the closing price ($21.71 per share) of the Company’s Common Stock on the grant date, the shares covered by those awards would have a fair market value of $93,195, $53,846 and (as to the remaining executive officers as a group) $217,455, respectively, after deducting the purchase price for the shares covered by each award.

Approval of 2006 Bonus Program

At the meeting, the Committee also approved a 2006 bonus program, including the targeted Company financial measures, including operating income and return on operating assets, and individual performance objectives to be used in determining bonuses for 2006, as well as specific target bonus amounts for individual 2006 bonus program participants. The 2006 bonus targets for each of the named executive officers, including Mr. Reichental, remained generally comparable as a percentage of base salary for 2006 to the bonus targets for such executives under the 2005 bonus program.

As a general matter, as was the case with the 2005 bonus program, 25% of each executive officer’s bonus target payment will be based on the Company’s achievement of a pre-approved target for operating income, 30% will be based on the Company’s achievement of a pre-approved target for return on operating assets and the 45% remainder will be based on the individual’s attainment of the individual performance objectives approved by the Committee at the March 24, 2006 meeting.  The Company does not make its business plans public, and therefore the specific budgeted financial targets upon which bonus objectives are based under the 2006 bonus program are not publicly available.

Credit will be awarded for partial attainment of these Company and individual performance objectives, but as an overriding condition, bonuses will not be paid if the Company records a net loss available to common stockholders for 2006.  With respect to the attainment of the foregoing financial measures, 100% of each individual’s bonus objective related to achieving the respective financial measures will generally be deemed to have been earned if the target for that financial measure is fully achieved.

As in 2004 and 2005, in the discretion of the Committee, recipients of cash bonus awards under the 2006 bonus program may be afforded an opportunity at the time the 2006 bonuses are awarded to receive a restricted stock award under the 2004 Incentive Stock Plan in lieu of some or all of a cash bonus earned under the 2006 bonus program.  Such restricted stock awards, if granted, would be exercisable at any time within 60 days after the date of grant at an exercise price of $1.00 per share, and otherwise would be subject to vesting and forfeiture as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: March 29, 2006
/s/ ROBERT M. GRACE, JR.
(Signature)
	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary